Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of __ ________ 2023 (the “Execution Date”), is entered into by and between AMERICAN BATTERY MATERIALS, INC. f/k/a BOXSCORE BRANDS, INC., a Delaware corporation (the “Company”); and ____________ _____________ __________, a Delaware limited liability company (the “Buyer”). Each capitalized term used herein shall have the meaning ascribed thereto in Section 10 below, or as otherwise defined herein.

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended from time-to-time (the “Securities Act”); and

WHEREAS, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a convertible promissory note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $__________ (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares (the “Conversion Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”) pursuant to the terms of the Note.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF THE NOTE.

(a)	Purchase of the Note. On the Closing Date (as defined below), the Company shall sell and issue to the Buyer, and the Buyer shall purchase and fund, the Note (the “Investment”).

(b)	Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date of the issuance and sale of the Note constituting the Investment pursuant to this Agreement (the “Closing Date”) shall be the Execution Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

(c)	Form of Payment. On the Closing Date, the Buyer shall pay the purchase price of $__________ (the “Purchase Price”) for the Investment of $__________ evidenced by the Note, by wire transfer of immediately available funds, in accordance with the wire instructions referenced in Exhibit B, attached hereto, against delivery of the Note, pursuant to the terms of the Note. The Purchase Price shall be disbursed in accordance with the signed instructions and authorization attached hereto as Exhibit C.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that:

(a)	Investment Purpose. As of the Execution Date, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the foregoing representation and warranty, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)	Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(c)	Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material non-public information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(d)	Authorization; Enforcement; Organization. This Agreement has been duly and validly authorized by the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms. The Buyer is a limited liability company organized under the laws of the State of Delaware.

(e)	Accredited Investor Status. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”); (ii) experienced in making investments of the kind described in this Agreement and the related documents; (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents; and, (iv) able to afford the entire loss of its investment in the Securities.

(f)	Independent Investigation. The Buyer is acquiring the Securities based upon the Buyer’s own independent investigation and evaluation of the Company. The Buyer is expressly not relying on any oral representations made by the Company or any person acting on behalf of the Company.

(g)	General Solicitation. The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that as of the Execution Date (or as of such other time expressly specified below):

(a)	Corporate Governance Compliance:

(i)	Issuance of Note and Conversion Shares. The Note has been duly authorized and is being validly issued to the Buyer. The Conversion Shares have been duly authorized and fully reserved for issuance and, upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Conversion Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer under the Securities Act.

(ii)	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(iii)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(iv)	Capitalization. As of the Execution Date, the authorized capital stock of the Company is as set forth in the SEC Documents (as defined below), and as further set forth in Schedule 3(a)(iv), attached hereto and incorporated herein by reference, which lists the total number of shares of Common Stock and preferred stock of the Company that are currently issued and outstanding. Sufficient shares are reserved for issuance upon conversion of the Note (as required by the Note and Transfer Agent Instruction Letter). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents and in Schedule 3(a)(iv), as of the Execution Date, (i) there are no outstanding notes, equity lines, options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act, other than as disclosed in Schedule 3(a)(iv); and, (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has filed in its SEC Documents true and correct copies of the Company’s Certificate of Incorporation and all amendments thereto, as in effect on the Execution Date; the Company’s Bylaws, as in effect on the Execution Date; and, the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

(v)	No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, Bylaws, or other organizational or charter documents; (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary; (c) give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party; or, (d) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, nor is the Company otherwise in violation of, conflict with, or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to issue the Note or the Conversion Shares or to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to Closing).

(b)	SEC Documents; Offering Compliance:

(i)	SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC in accordance with applicable law, rules, and regulations (the foregoing materials, and all exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the SEC, and other federal laws, rules, and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such Financial Statements or the notes thereto; or, (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). The Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or otherwise that would be reasonably likely to have a Material Adverse Effect. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting transactions in Securities of the Company.

(ii)	Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that the Buyer is neither (i) an officer or director of the Company or any of its Subsidiaries; nor, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(iii)	No Integrated Offering. Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(iv)	No Brokers. Oher than as disclosed in Schedule 3(b)(iv), attached hereto and incorporated herein by reference, no broker is entitled to a commission payable by the Company in connection with the transactions contemplated by this transaction and the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(v)	Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to or in connection with the transactions contemplated hereby is true and correct in all material respects, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

(vi)	Shell Company Status. The Company was previously a “shell company”, as defined in Rule 144(i)(1)(i) under the Securities Act, until 07 January 2014 (the “Operations Date”), as evidenced by its filing with the SEC of Form 8-K/A on 21 March 2014. Subsequent to the Operations Date, the Company filed “Form 10 Information” (as defined in Rule 144(i)(1(i)) with the SEC included within Form 8-K/A on 21 March 2014. The Company is not, and has not been, a “shell company” since the Operations Date.

(vii)	No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)(viii) under the Securities Act (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(viii)	Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person or a person disclosed in Schedule 3(b)(iv) that has been or will be paid (directly or indirectly) remuneration for solicitation of buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ix)	No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent in connection with the sale of the Securities. In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(x)	Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xi)	Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(c)	Operations Related:

(i)	Absence of Certain Changes. No event has occurred that would have a Material Adverse Effect on the Company or any Subsidiary that has not been disclosed in the SEC Documents; and, no event has occurred that would have a Material Adverse Effect on the Company or any Subsidiary since the Company’s Form 10Q with respect to the fiscal quarter ended September 30, 2022. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has taken any of the actions set forth on Schedule 3(c)(i) since September 30, 2022.

(ii)	Absence of Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, investigations, inquiries or proceedings pending or, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect or would require disclosure under the Securities Act or the Exchange Act. No judgment, order, writ, injunction or decree or award has been issued by or requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the Knowledge of the Company, there is no pending or contemplated, investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(iii)	Patents, Copyrights, etc. The Company and the Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted (“Intellectual Property”). None of the Company’s nor any Subsidiary’s Intellectual Property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the Execution Date. The Company does not have any Knowledge of any infringement by the Company and/or any Subsidiary of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company and/or any Subsidiary regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(iv)	Tax Status. The Company and each of its Subsidiaries has made or filed all federal and material state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except as set forth Schedule 3(c)(iv), those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(v)	Certain Transactions. Except as set forth in the SEC Documents, none of the officers or directors of the Company or any Subsidiary, and none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company with due inquiry, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of: (i) $25,000 or (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered as properly disclosed on the Company’s financial statements as included within the SEC Documents, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(vi)	Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Knowledge of the Company with due inquiry, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(vii)	Environmental Matters. To the Company’s Knowledge, the Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing: “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

(viii)	Title to Property. Except as disclosed in the SEC Documents, the Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. All real property, claims and facilities held under lease by the Company or any Subsidiary (including but not limited to mining claims as specifically set forth on Schedule 3(c)(viii) are held under valid, subsisting and enforceable leases, licenses or claims with which the Company is in compliance.

(ix)	Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it.

(x)	Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xi)	Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in the SEC Documents or on Schedule 3(c)(xi), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any qualification of the auditors’ opinion relating to the Company’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section 3(c)(xi).

(xii)	Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary is engaged. Neither the Company, nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

(xiii)	No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) other than those liabilities or obligations that are disclosed in the Financial Statements or which do not exceed, individually in excess of $25,000 and in the aggregate in excess of $100,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Execution Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the Financial Statements.

(xiv)	Management. During the past five year period, no current or former officer or director or, to the Knowledge of the Company with due inquiry, stockholder of the Company or any of its Subsidiaries has been the subject of any matter that would require disclosure under Paragraph (f) of Rule 401 of Regulation S-K that has not been publicly disclosed.

(xv)	Assets; Title. Except as disclosed in the SEC Documents, each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold, license or claim interest in, as applicable, all of its properties and assets, free and clear of all Liens except: (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) such as have been disposed of in the ordinary course of business. To the Company’s Knowledge, all tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. To the Company’s Knowledge, all assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. To the Company’s Knowledge with due inquiry, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (including but not limited to the mining claims) which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(xvi)	Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and to receive dividends and distributions on, all equity securities of its Subsidiaries as owned by the Company or such Subsidiary.

(xvii)	Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records in all material respects of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(xviii)	Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(d)	General:

(i)	Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note is absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company.

(ii)	Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under the Note.

(iii)	Absence of Schedules. In the event that at the Closing Date, the Company does not deliver and attach hereto any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) the Buyer has not otherwise waived delivery of such disclosure schedule.

4.	GENERAL COVENANTS.

(a)	Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

(b)	Use of Proceeds. The Company shall use the proceeds from the sale of the Note: (i) to reduce or pay debts of the Company as they mature; (ii) for working capital; and, (iii) for other general corporate purposes in the discretion of the Company. The Company shall not, directly or indirectly, use such proceeds for any loan to any other corporation, partnership, enterprise or other person.

(c)	Financial Information. The Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with OTC Markets or the SEC, as appropriate, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, or similar with OTC Markets; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries relating to the transactions contemplated hereby; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 4(c).

(d)	Listing. The Company shall work use its commercially reasonable efforts to secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time-to-time issuable upon exercise of the Note. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

(e)	Corporate Existence. So long as the Buyer beneficially owns any of the Securities, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith; and, (ii) is a publicly traded corporation whose Common Stock is listed or quoted for trading on the Trading Market.

(f)	No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(g)	Failure to Comply with the Exchange Act/Negative Designation Removal. So long as the Buyer beneficially owns any of the Securities, the Company shall comply with the Exchange Act; the Company shall continue to be subject to the reporting requirements of the Exchange Act; and, if OTCMarkets.com designates the Company as “Caveat Emptor” or “Shell Risk” (collectively, “Negative Designation”), the Company shall immediately cause OTCMarkets.com to remove such designation. Any Negative Designation shall in any case be removed from OTCMarkets as quickly as possible, and any such failure (other than due to delays in processing by OTC Markets) shall be an Event of Default pursuant to the Note. The removal of the trading market of the Common Stock from the OTCMarkets Pink to the OTCMarkets Expert Market shall be an “Event of Default” under the Note.

(h)	Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, then in addition to any other remedies available to the Buyer pursuant to this Agreement, each such breach will be considered an “Event of Default” under the Note.

(i)	Transfer Agent. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time-to-time by the Buyer to the Company upon conversion of the Note in accordance with the terms thereof (in the form of Exhibit E, the “Transfer Agent Instruction Letter”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Transfer Agent Instruction Letter in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount as such term is defined in the Note) signed by the successor transfer agent to Company and the Company.

(j)	Indemnification. Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, shareholders, partners, limited partners, employees, and authorized agents (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

(k)	Certain Expenses and Fees. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Note to the Buyer.

5.	SPECIAL COVENANTS.

(a)	Participation Rights. During the six (6) months immediately following the Closing, with respect to each and any securities offering conducted by the Company, the Company agrees to, and hereby does, irrevocably grant to the Buyer the option to purchase up to the amount of the Purchase Price worth of the securities offered in such offering at the applicable prices thereunder, at all times subject to the good faith decision of the lead investor in the subject transaction.

(b)	Uplisting to National Exchange. The Company agrees to use its best efforts to “uplist” the Common Stock to either the NYSE or NASDAQ for trading.

(c)	No Short Sales. The Buyer covenants and agrees that while it holds the Note, neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, will execute any “short sales” of the Common Stock, as defined in Rule 200 of Regulation SHO under the Exchange Act.

(d)	Prohibition on Certain Transactions. During and throughout the time that any amounts remain outstanding on the Note, the Company shall not raise any further proceeds in the form of debt or Common Stock Equivalents other than (i) an aggregate of Five Million Dollars ($5,000,000), inclusive of the original amount under the Note; (ii) the extension of credit from a commercial bank; or, (iii) any loans from a governmental agency, unit, or similar lender.

(e)	Favored Nations. During the period where any monies (or Conversion Shares) are owed to the Buyer pursuant to the Note, if the Company engages in any future financing transactions with a third party investor, the Company will provide the Buyer with written notice (the “MFN Notice”) thereof promptly but in no event less than five (5) days prior to closing any financing transactions. Included with the MFN Notice shall be a copy of all documentation relating to such financing transaction and shall include, upon written request of the Buyer, any additional information related to such subsequent investment as may be reasonably requested by the Buyer. In the event the Buyer determines that the terms of the subsequent investment are preferable to the terms of the securities of the Company issued to the Buyer pursuant to the terms of this Agreement, the Buyer will notify the Company in writing. Promptly after receipt of such written notice from the Buyer, the Company agrees to amend and restate the Securities (which may include the conversion terms of the Note), to be identical to the instruments evidencing the subsequent investment. Notwithstanding the foregoing, this Section 5(e) shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock. “Exempt Issuance” means the issuance of: (a) shares of Common Stock or options to employees, officers, consultants, advisors or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, and (b) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(f)	Right of First Refusal. During the period where any monies (or Conversion Shares) are owed to the Buyer pursuant to the Note, unless it shall have first delivered to the Buyer, at least forty eight (48) hours prior to the closing of such Future Offering (as defined herein), written notice describing the proposed Future Offering (“ROFR Notice”), including the terms and conditions thereof, identity of the proposed purchaser and proposed definitive documentation to be entered into in connection therewith, and providing the Buyer an option during the forty eight (48) hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the “Right of First Refusal”), the Company will not conduct any equity (or debt with an equity component) financing in an amount less than $5,000,000.00 (“Future Offering(s)”), it being agreed that the transactions permitted under paragraph (d), above, shall not be subject to the Right of First Refusal. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyer concerning the proposed Future Offering, the Company shall deliver a new ROFR Notice to the Buyer describing the amended terms and conditions of the proposed Future Offering and the Buyer thereafter shall have an option during the forty eight (48) hour period following delivery of such new ROFR Notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended.

(g)	Not a Dealer. The Company hereby acknowledges and agrees that the Buyer is not a “dealer”, as that term is defined under the Exchange Act, and under any actions, announcements, or rules issued or promulgated by the SEC, and that the Buyer has not (i) acted as an underwriter; (ii) acted as a market maker or specialist; (iii) acted as a “de facto” market maker; or, (iv) conducted any other professional market activities such as providing investment advice, extending credit, or lending securities, in connection with the Company, or to the Knowledge of the Company, with any other person.

(h)	Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 5, then in addition to any other remedies available to the Buyer pursuant to this Agreement, each such breach will be considered an “Event of Default” under the Note.

6.	Transfer Agent Instructions. Prior to registration of the Conversion Shares under the Securities Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in the Note. The Company warrants that: (i) no stop transfer instructions will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its Transfer Agent not to transfer or delay, impair, and/or hinder its Transfer Agent in transferring (or issuing) (electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon conversion/exercise of or otherwise pursuant to the Note as and when required by the Note or this Agreement; and, (iii) it will not fail to remove (or direct its Transfer Agent not to remove or impairs, delays, and/or hinders its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares as contemplated by the terms of this Agreement, the Note. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company (which shall be at the cost of the Company), with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its Transfer Agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.	CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)	The Buyer shall have executed this Agreement and delivered the same to the Company.

(b)	The Buyer shall have delivered the Purchase Price in accordance with Section 1, above.

(c)	The representations and warranties of the Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.	CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Note and fund the Investment of the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)	The Company shall have executed this Agreement and delivered the same to the Buyer on the Closing Date.

(b)	The Company shall have delivered to the Buyer the duly executed Note in accordance with Section 1, above, on the Closing Date.

(c)	The Company shall have delivered to the Buyer the duly executed Transfer Agent Instruction Letter on the Closing Date.

(d)	The Company shall have delivered a copy of its Directors’ resolutions relating to the transactions contemplated hereby, the form of which is attached hereto as Exhibit D, on the Closing Date.

(e)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, as of the Closing Date.

(f)	No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations, as of the Closing Date.

(g)	The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer, in the form prescribed by the Buyer.

9.	GOVERNING LAW; MISCELLANEOUS.

(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in New York County, New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)	JURY TRIAL WAIVER. THE COMPANY AND THE BUYER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(c)	Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(d)	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(e)	Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f)	Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

(g)	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be: (i) personally served; (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid; (iii) delivered by reputable over-night service with charges prepaid; or, (iv) transmitted by E-Mail or Fax, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective: (i) upon hand delivery or delivery by E-Mail or Fax (with read receipt) at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or, (ii) on the second business day following the date of mailing by express courier service; or, (iii) on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Company, to:

AMERICAN BATTERY MATERIALS, INC.

500 West Putnam Ave., Suite 400

Greenwich, CT 06830

Attn: David Graber

E-mail: David@ambtm.com

With a copy to: seblux@ambtm.com; keith@onsideadvisory.com

If to the Buyer, to:

Either party hereto may from time to time change its address or e-mail for notices under this Section 9(g) by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

(h)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(e), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

(i)	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)	Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closings hereunder as well as the termination/satisfaction of the Note for the longest period allowable under applicable law. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, partners, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(k)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)	Remedies.

(i)	The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(ii)	In addition to any other remedy provided herein or in any document executed in connection herewith, the Company shall pay the Buyer for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Buyer against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to the Buyer.

(n)	Publicity. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Trading Market, or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Trading Market or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

10.	DEFINED TERMS. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended. As used in this Agreement, the following terms shall have the following meanings specified or indicated:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time-to-time, and the rules and regulations promulgated thereunder.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Knowledge” including the phrase “to the Company’s Knowledge” shall mean the actual knowledge after reasonable investigation of the Company’s officers and directors.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or any other restriction.

“Material Adverse Effect” means any effect on the business, operations, properties, assets, or financial condition of the Company and/or the Subsidiaries that is material and adverse to the Company and/or the Subsidiaries and/or any condition, circumstance, or situation that prohibits or otherwise materially interferes with the ability of the Company and/or the Subsidiaries to enter into and/or perform its obligations under any Transaction Document.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities” means, collectively, the Note, the Conversion Shares, and any other securities of the Company issued in connection with or in exchange for the Note.

“Subsidiary” or “Subsidiaries” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” shall mean a day on which the NASDAQ stock market shall be open for business.

“Trading Market” means the trading market on which the Common Stock is then traded.

“Transaction Documents” shall mean this Agreement, the Note, the Transfer Agent Instruction Letter and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean Equiniti, the current transfer agent of the Company, and any successor transfer agent of the Company.

** Signature Page Follows **

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

AMERICAN BATTERY MATERIALS, INC.

By:
Name:	Sebastian Lux
Title:	Co-CEO

BUYER:

LEVISTON RESOURCES LLC

By:
Name:
Title:

** Signature Page to Note Purchase Agreement **

SCHEDULE 3(a)(iv)

CAPITALIZATION

Shares of Common Stock issued and outstanding as of 24 March 2023, on a fully diluted basis (includes all warrant shares):

3,537,225,517

Shares of Series A Preferred Stock issued and outstanding as of 24 March 2023:

50,000

Notes outstanding as of 24 March 2023 (no conversion feature):

$489,028

Warrants outstanding as of 24 March 2023:

323,379,508

SCHEDULE 3(b)(iv)

BROKERS

EF Hutton, a division of Benchmark Investments, LLC, shall be paid a cash fee of three and one-half percent (3.5%) of the Purchas Price for acting as the placement agent for the Investment. Pursuant to the Disbursement Instructions & Authorization attached hereto as Exhibit C, the Buyer shall remit $______ directly to EF Hutton.

SCHEDULE 3(c)(i)

ABSENCE OF CERTAIN EVENTS

From and after 30 September 2022, except as otherwise disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has:

(1)	declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(2)	sold, assigned, pledged, encumbered, transferred or otherwise disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or otherwise disposed of any Intellectual Property (as defined below), other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis;

(3)	entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any governmental authority;

(4)	incurred any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) on the Company’s behalf or any of its Subsidiaries, in excess of $100,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(5)	had any Lien place on any property of the Company or any of its Subsidiaries;

(6)	made any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(7)	effected any split, combination or reclassification of any equity securities;

(8)	sustained any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(9)	effected any acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness;

(10)	experienced any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

(11)	made any waiver of any valuable right, whether by contract or otherwise;

(12)	made any loan or extension of credit to any officer or employee of the Company;

(13)	made any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(14)	experienced any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(15)	made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business;

(16)	made any acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business;

(17)	written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(18)	cancelled any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries; or

(19)	entered into any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (1) through (18), above.

SCHEDULE 3(c)(iii)

MINING CLAIMS

EXHIBIT A

NOTE

EXHIBIT B

WIRE TRANSFER INSTRUCTIONS

EXHIBIT C

DISBURSEMENT INSTRUCTIONS & AUTHORIZATION

EXHIBIT D

BOARD RESOLUTIONS

EXHIBIT E

TRANSFER AGENT INSTRUCTIONS